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                                                                  EXHIBIT 10.1



                        BIG LAKE FINANCIAL CORPORATION

                         DIRECTORS' STOCK OPTION PLAN

                                  ARTICLE I

                                 Definitions

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a)       "Bank" shall mean Big Lake National Bank.

          (b) "Board of Directors" shall mean the Board of Directors of the Holding Company.

          (c) "Director" shall mean any individual who serves on the Board of Directors of the Holding Company.

          (d)       "Holding Company" shall mean Big Lake Financial Corporation.

          (e) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article IV hereof.

          (f) "Option Price" shall mean the purchase price of each share of Stock subject to Option, as defined in Section 4.3 hereof.

          (g) "Optionee" shall mean a Director to whom an Option has been granted hereunder.

          (h) "Plan" shall mean the Big Lake Financial Corporation Directors' Stock Option Plan, the terms of which are set forth herein.

          (i) "Stock" shall mean the common stock of the Holding Company, $0.01 par value per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Holding Company or some other corporation, such other stock or securities.

          (j) "Stock Option Agreement" shall mean the agreement between the Holding Company and the Optionee under which the Optionee may purchase Stock.


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          (k)       "Year" shall mean any calendar year during the term of this
Agreement from January 1 to December 31, inclusive.

                                  ARTICLE II

                                   The Plan

       2.1 Name. This plan shall be known as the "Big Lake Financial Corporation Directors' Stock Option Plan."

       2.2 Purpose. The purpose of the Plan is to advance the interests of the Holding Company and its shareholders by affording to the Directors of the Holding Company an opportunity to increase their proprietary interest in the Holding Company by the grant of Options to such Directors under the terms set forth herein. By thus encouraging such Directors to become owners of Holding Company shares, the Holding Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Holding Company and the Bank in large measure depends.

       2.3 Effective Date. The Plan shall become effective upon its approval by the Board of Directors of the Holding Company.

       2.4 Participants. Only the following Directors of the Holding Company shall be eligible to participate in the Plan: John W. Abney, Sr., Edward R. Carmody, Jr., Mary Beth Cooper, George H. Cooper, Jr., H. Gilbert Culbreth, Jr., Curtis S. Fry, Fred L. Humphries, Henry C. Kelly, Joe G. Mullins, and Edwin E. Walpole, III.

                                 ARTICLE III

                       Shares of Stock Subject to Plan

       3.1    Limitations. Subject to adjustment pursuant to the provisions of
Section 3.1 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 27,500 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Holding Company.

       3.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted, subject to approval of the Board of Directors of the Holding Company, to Optionees hereunder covering the number of shares to which such Option termination relates.

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       3.3    Antidilution. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares of stock or other securities of the Holding Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividends:

              (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted so that no dilution of the Optionee's shares shall result;

              (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option Price, shall be adjusted so that no dilution of the Optionee's shares shall result; and

              (c) Where dissolution or liquidation of the Holding Company or any merger or combination in which the Holding Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part, to the extent that it shall not have been exercised prior thereto.

                                 ARTICLE IV

                                   Options

       4.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement dated as of the effective date of the Plan and executed by the Holding Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Holding Company to be consistent with the Plan.

       4.2 Number of Shares Per Stock Option Agreement. Subject to adjustment pursuant to the provisions of Section 3.3 hereof, the number of shares of Stock covered by each Option that shall be granted to each Director shall equal Two Thousand Seven Hundred Fifty (2,750) shares.

       4.3    Option Exercise.

              (a) Each Stock Option Agreement shall expire June 30, 1993. Subject to adjustment pursuant to the provisions of Section 3.3 hereof, the purchase price of each share of Stock subject to Option shall be ten dollars ($10.00) per share (the "Option Price").

              (b) Options may be exercised in whole or in part with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specific number of shares, delivery of such written notice to the Holding Company at its principal office in the State of Florida, and payment in full to the Holding Company at said office of the amount of the Option Price for the number of

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shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, Optionees shall pay to the Holding Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise, if any.

       4.4 Option Rights are Cumulative. Any shares, which an Optionee would have been entitled to purchase but did not so purchase in any Year, shall be available for purchase by the Optionee in subsequent years during the term of this Agreement.

       4.5 Nontransferability of Option. No Option shall be transferred by an Optionee, otherwise than by will or the laws of descent and distribution, without first obtaining the written consent of the Board of Directors. In the event an Option is transferred in accordance with this Section 4.5, the Optionee shall provide to the Holding Company all information regarding the terms and conditions of such transfer as may be requested by the Holding Company.

       4.6 Effect of Death or Other Termination of Tenure as a Director of the Holding Company.

              (a) If an Optionee's tenure as a Director of the Holding Company shall be terminated for any reason other than the disability or death of the Optionee, his Option shall remain exercisable until the earlier of (i) three months after the date of such termination, or (ii) June 30, 1993.

              (b) If an Optionee shall die or become permanently disabled while serving as a Director of the Holding Company, the Optionee or personal representative or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to will or the laws of descent and distribution, as the case may be, shall have the right, during the period ending on the earlier of (i) one year after the date of the Optionee's death or disability, or (ii) June 30, 1993 to exercise the Optionee's Options to the extent that same would have been exercisable had the Optionee's tenure as a Director of the Holding Company not been terminated.

              (c) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Holding Company unless the Holding Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Holding Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

       4.7 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

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       4.8    Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Holding Company in writing such information or assurances as, in the Holding Company's opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Holding Company shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Holding Company in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agrees, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Holding Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Holding Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Holding Company, in its discretion, shall deem appropriate.

                                  ARTICLE V

                             Stock Certificates

              The Holding Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or of any portion thereof, prior to fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

              (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Holding Company shall in its sole discretion determine to be necessary or advisable;

              (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Holding Company shall in its sole discretion determine to be necessary or advisable; and

              (d) The lapse of such reasonable period of time following the exercise of the Option as the Holding Company from time to time may establish for reasons of administrative convenience.

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                                 ARTICLE VI

               Termination, Amendment and Modification of Plan

              The Board of Directors may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors may increase the total number of shares of Stock subject to the Plan without approval of the shareholders of the Holding Company except as contemplated in Section 3.3 hereof, and provided further that no termination, amendment or modification of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee of the Option.

                                 ARTICLE VII

                                Miscellaneous

       7.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director the right to continue as a Director of the Holding Company or of any subsidiary of the Holding Company, including, without limitation, the Bank.

       7.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Holding Company or for any subsidiary of the Holding Company, including, without limitation, the Bank, nor shall the Plan preclude the Holding Company from establishing any other forms of incentive or other compensation for Directors of the Holding Company or of any subsidiary of the Holding Company, including, without limitation, the Bank.

       7.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Holding Company.

       7.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

       7.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

       7.6 Headings; No Part of Plan. Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

       7.7 Severability. If any provision of this Plan shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                                  AMENDMENT
                                      TO
                        BIG LAKE FINANCIAL CORPORATION
                         DIRECTORS' STOCK OPTION PLAN



        Big Lake Financial Corporation has previously adopted a Directors' Stock Option Plan (the "Plan"). The Plan provided that each Option granted to a Director thereunder was exercisable for 2,750 shares. As a result of stock dividends issued by the Holding Company in the interim and the antidilution provisions of Section 3.3 of the Plan, each outstanding option is currently exercisable for 3,035.49 shares, or an aggregate of 18,213 shares under the Plan. As a result of amendments adopted by the Board of Directors of the Holding Company in June, 1993 and June, 1996, the Options expire June 30, 1998.

        IN WITNESS WHEREOF, the undersigned has executed this Amendment to memorialize Plan this 2nd day of June, 1997.

                                       /s/ Joe G. Mullins
                                       ----------------------------------
                                       Joe G. Mullins
                                       Executive Vice President and Chief
                                       Administrative Officer

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